Exhibit 99.1

United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

Contact:    Courtney Boone
412.433.6791
Sarah Cassella
412.433.6777

FOR IMMEDIATE REVIEW

U. S. STEEL GENERAL COUNSEL AND SENIOR VICE PRESIDENT – CORPORATE AFFAIRS JAMES D. GARRAUX TO RETIRE

PITTSBURGH, Aug. 16, 2013 – United States Steel Corporation (NYSE: X) Chairman and Chief Executive Officer John P. Surma announced today that General Counsel and Senior Vice President – Corporate Affairs James D. Garraux has informed the company of his plan to retire by the end of 2013 after 34 years with the company.
Garraux, 60, was named general counsel and senior vice president, labor relations and environmental affairs in 2007. He assumed responsibilities for governmental affairs and public policy initiatives in 2009, and was named general counsel and senior vice president – corporate affairs.

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For more information about U. S. Steel, visit www.ussteel.com.